UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

Medicine Man Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36868	46-5289499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On July 15, 2019, Medicine Man Technologies, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain securities purchase agreement (the “Purchase Agreement”) dated as of June 5, 2019, entered into between the Company and an accredited investor (the “Investor”). Pursuant to the Amendment, among other things, the Purchase Agreement was amended to provide for the sale, at the third closing, of a minimum of 3,000,000 shares of the Company’s common stock (the “Common Stock”), with the Investor having the option to acquire up to an additional 2,500,000 shares of Common Stock for an aggregate of up to 5,500,000 shares of Common Stock and warrants to purchase 100% of the number of shares of Common Stock sold at the third closing.

The Amendment also removed as a closing condition to the second closing, the requirement that the Company shall have entered into definitive agreements for the acquisitions of each of (a) MedPharm LLC, (b) Futurevision 2020, LLC, Futurevision Ltd, and Medicine Man Longmont, LLC, collectively, (c) MX, LLC, (d) Los Sueños Farms, LLC, and (e) Farm Boy LLC and Baseball 18, LLC.

In addition, the Amendment removed all references to a fourth closing and the conditions for such closing, which were outlined in the Purchase Agreement.

The foregoing description of the Amendment, does not purport to be complete and is subject to and qualified by reference to the full text of such document, which is attached as an exhibit to this Form 8-K.

Second Closing

On July 16, 2019, the Company issued and sold 3,500,000 shares of Common Stock and warrants to purchase 3,500,000 shares of common stock pursuant to the terms of the Purchase Agreement for gross proceeds of $7,000,000.

In connection with the sale of the forgoing securities, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering, and/or Rule 506 thereunder.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On July 17, 2019, the Company issued a press release regarding the execution of the Amendment and the second closing. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.        Description

10.1	Amendment to Securities Purchase Agreement
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Medicine Man Technologies, Inc.

Date: July 17, 2019	By:	/s/ Andrew Williams
	Name:	Andrew Williams
	Title:	Chief Executive Officer

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